EXHIBIT D

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares in

COLLER SECONDARIES PRIVATE EQUITY OPPORTUNITIES FUND

Tendered Pursuant to the Offer to Purchase
Dated November 14, 2025

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY STATE STREET BANK AND TRUST COMPANY BY,
11:59 P.M., EASTERN TIME, ON DECEMBER 15, 2025,
UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return To:

State Street Bank and Trust Company
Attention: Coller Secondaries Private Equity Opportunities Fund
1776 Heritage Drive, Mailstop JAB0340
North Quincy, MA 02171

FOR ADDITIONAL INFORMATION:
PHONE: 617-662-7100
EMAIL: CollerCapitalTA_INQ@statestreet.com

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares in Coller Secondaries Private Equity Opportunities Fund (the “Fund”), or the tender of a portion of such shares, for repurchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated            .

Such tender was in the amount of:

[ ] Class S	[ ] Class D	[ ] Class I
[ ] Entire amount of Shares
[ ] Portion of Class S Shares	$ or	______ Number of Shares
[ ] Portion of Class D Shares	$ or	______ Number of Shares
[ ] Portion of Class I Shares	$ or	______ Number of Shares

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interests in the Fund (or a portion of such interests) previously tendered will not be repurchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor
Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)
Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date: